UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : July 23, 2007
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Boulevard Suite 600 Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 4

Item 2.02. Results of Operations and Financial Condition
On July 23, 2007, we issued a news release announcing second quarter results for the period ended June 30, 2007. A copy of the press release is attached as Exhibit 99.1.
On July 23, 2007, following the news release and the filing of this Current Report on Form 8-K, we will hold a conference call at 8:30 a.m. eastern, 7:30 a.m. central, regarding the second quarter results. This scheduled conference call was previously announced on June 21, 2007 and will be available via real-time webcast. To access the call please contact the conference call operator at 888-680-0865, or 617-213-4853 for international calls, approximately 10 minutes prior to the scheduled start time, and ask for the Weatherford conference call. The passcode is “Weatherford”. A replay will be available until 5:00 p.m. central, July 31, 2007. The number for the replay is 888-286-8010, or 617-801-6888 for international calls; passcode 17568115. In addition, an enhanced webcast of the conference call and replay will be available through our website at http://www.weatherford.com. To access the conference call and replay, click on the Investor Relations link and then click on the Enhanced Audio Webcast link.
Item 7.01. Regulation FD Disclosure
On July 23, 2007, we issued a news release announcing second quarter results for the period ended June 30, 2007. A copy of the press release is attached as Exhibit 99.1.
Item 8.01 Other Events
We have been notified that the Bureau of Industry & Security and the U.S. Department of Justice are investigating allegations of improper sales of products and services by us in sanctioned countries. We are cooperating fully with this investigation. In cooperation with the government, we have retained legal counsel, reporting to our audit committee, to investigate this matter. The investigation is in its preliminary stages. We cannot anticipate the timing, outcome or possible financial impact of the investigation.
Item 9.01. Financial Statements and Exhibit
     (c) Exhibit
     99.1     Press release dated July 23, 2007 announcing earnings for the quarter ended June 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: July 23, 2007	/s/ Andrew P. Becnel
Andrew P. Becnel
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Number	Exhibit

99.1	Press release dated July 23, 2007 announcing earnings for the quarter ended June 30, 2007.